Exhibit 99.1
PeopleSupport Extends Date for Annual Meeting
PeopleSupport Annual Meeting to be Held on June 30, 2008
LOS ANGELES, CA (January 29, 2008) – PeopleSupport, Inc. (Nasdaq:PSPT), a leading offshore business process outsourcing (BPO) provider, today announced that it has extended to June 30, 2008 from May 30, 2008 the date upon which it will hold its annual meeting of stockholders.
In light of the extended date for the 2008 annual meeting, PeopleSupport also announced that it has amended the by-laws with respect to nominations of persons for election to the Board by stockholders of record entitled to vote at the meeting. Under the amended by-laws, notice of such nominations must be provided to the corporation within the period of not less than 120 days nor more than 150 days prior to June 30, 2008. The effect of this amendment is to extend to March 2, 2008 from January 30, 2008 the last date by which such notices must be received in order to be timely.
About PeopleSupport
PeopleSupport, Inc. (Nasdaq: PSPT), is a leading offshore business process outsourcing (BPO) provider that offers customer management, transcription and captioning and additional BPO services from its centers in the Philippines, Costa Rica and the United States. PeopleSupport’s services are designed to reduce costs, improve performance and increase revenues by delivering high quality, value-added, multilingual voice and text services. A majority of PeopleSupport’s services are performed in the Philippines, where PeopleSupport is one of the largest outsourcing companies, employing approximately 8,400 college-educated, fluent English speaking personnel. Headquartered in Los Angeles, California, with approximately 9,000 employees worldwide, PeopleSupport serves clients in a variety of industries, such as travel, consumer, financial services, healthcare, insurance, technology, telecommunications, entertainment and education. For more information, visit www.peoplesupport.com.

Forward Looking Statements
The Company generally identifies forward-looking statements by using such terms as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or similar phrases. The Company bases these statements on management’s beliefs as well as assumptions using information currently available. Such forward-looking statements reflect the current views, plans, expectations and intentions of the Company regarding future events, and involve certain known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Factors that may cause anticipated results to differ include: the Company’s dependence on a limited number of clients; foreign currency exchange risk; risks associated with operations in the Philippines and Costa Rica; competitive conditions in the markets the Company serves; the Company’s ability to manage growth, the Company’s ability to hire and retain employees; unexpected regulatory actions or delays or government regulation generally; adverse trends in industry growth; failure of new service offerings; failure to achieve increased operational efficiencies and productivity; and other risks identified from time-to-time in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent estimates and assumptions only as of the date they are made. The Company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should review the risk factors described in reports and registration statements that the Company files from time to time with the Securities and Exchange Commission.
PeopleSupport Contact:
Peter Hargittay
Marketing & Investor Relations
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com
or

Joele Frank, Wilkinson Brimmer Katcher
Joele Frank / Jamie Moser / Ariel LeBoff
T: (212) 355-4449
F: (212) 355-4554
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